                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 116 to Registration Statement No. 2-14213 on Form N-1A of American Century
Mutual Funds, Inc. of our reports dated December 9, 2005, appearing in the respective Annual Reports of Ultra Fund, Vista Fund, Balanced Fund, Capital
Growth Fund, Capital Value Fund, Giftrust Fund, Growth Fund, Heritage Fund, New
Opportunities Fund, New Opportunities II Fund, Select Fund, Veedot Fund,
Fundamental Equity Fund, and Focused Growth Fund, comprising American Century
Mutual Funds, Inc. for the year ended October 31, 2005, in the Statement of
Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public
Accounting Firm" in such Statement of Additional Information.

/s/  Deloitte & Touche LLP
-------------------------------------

Kansas City, Missouri
March 28, 2006